AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the October 23, 2023 (the “Effective Date”), to the Transfer Agent Servicing Agreement, dated as of April 3, 2023 (the “Agreement”), is entered into by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust, (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS’). ARISTOTLE INVESTMENT SERVICES, LLC, a Delaware limited liability company (the “Adviser”), is a party to the Agreement with respect to Section 5 and as otherwise agreed between the Adviser and the Trust, but only as it relates to any fees, charges or expenses incurred under the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to include new Funds; and

WHEREAS, Section 14(E) of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ARISTOTLE FUNDS SERIES TRUST
By: /s/Richard Schweitzer
Name: Richard Schweitzer
Title: President, AFST
Date: 10/23/2023

U.S. BANCORP FUND SERVICES, LLC
By: /s/Gregory Farley
Name: Gregory Farley
Title: Sr. Vice President
Date: 10/23/2023

ARISTOTLE INVESTMENT SERVICES, LLC with respect to Section 5 of the Agreement only
By: /s/Kim St. Hilaire
Name: Kim St. Hilaire
Title: COO, AIS
Date: 10/23/2023

EXHIBIT A
Separate Series of Aristotle Fund Series Trust
Name of Series
Aristotle Ultra Short Income Fund
Aristotle Short Duration Income Fund
Aristotle Core Income Fund
Aristotle ESG Core Bond Fund
Aristotle Strategic Income Fund
Aristotle Floating Rate Income Fund
Aristotle High Yield Bond Fund
Aristotle Small/Mid Cap Equity Fund
Aristotle Small Cap Equity Fund
Aristotle Growth Equity Fund
Aristotle Core Equity Fund
Aristotle International Equity Fund
Aristotle Portfolio Optimization Conservative Fund
Aristotle Portfolio Optimization Moderate Conservative Fund
Aristotle Portfolio Optimization Moderate Fund
Aristotle Portfolio Optimization Growth Fund
Aristotle Portfolio Optimization Aggressive Growth Fund
Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund

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